Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2021

ATLANTA, GA (October 22, 2021) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $16.9 million, or $0.66 per diluted share, for the third quarter of 2021, compared to $14.4 million, or $0.56 per diluted share, for the second quarter of 2021, and $9.4 million, or $0.36 per diluted share, for the third quarter of 2020. For the nine months ended September 30, 2021, the Company reported net income of $44.3 million, or $1.71 per diluted share, compared to $26.9 million, or $1.05 per diluted share, for the same period in 2020.

Third Quarter 2021 Highlights:

●	Annualized return on average assets was 2.61%, compared to 2.53% for the second quarter of 2021 and 2.20% for the third quarter of 2020.
●	Annualized return on average equity was 25.23%, compared to 22.51% for the second quarter of 2021 and 16.22% for the third quarter of 2020.
●	Efficiency ratio of 34.8%, compared to 36.2% for the second quarter of 2021 and 42.5% for the third quarter of 2020.
●	Total assets increased by $232.4 million, or 9.2%, to $2.75 billion from the previous quarter.
●	Total loans increased by $269.9 million, or 12.9%, to $2.36 billion from the previous quarter.
●	Total deposits increased by $137.0 million, or 6.9%, to $2.11 billion from the previous quarter.
●	Net interest margin was 4.57%, compared to 4.60% for the second quarter of 2021 and 3.97% for the third quarter of 2020.

Results of Operations

Net Income

Net income was $16.9 million for the third quarter of 2021, an increase of $2.5 million, or 17.3%, from $14.4 million for the second quarter of 2021. This increase was due to an increase in net interest income of $3.4 million and an increase in noninterest income of $938,000, offset by an increase in provision for loan losses of $374,000, an increase in noninterest expense of $1.0 million and an increase in provision for income taxes of $421,000. Net income increased $7.5 million, or 79.9%, in the third quarter of 2021 compared to net income of $9.4 million for the third quarter of 2020. This increase was due to an increase in net interest income of $12.2 million and an increase in noninterest income of $1.6 million, offset by an increase in provision for loan losses of $1.1 million, an increase in noninterest expense of $3.0 million and an increase in provision for income taxes of $2.2 million.

Net Interest Income and Net Interest Margin

Interest income totaled $29.3 million for the third quarter of 2021, an increase of $3.4 million, or 13.3%, from the previous quarter, primarily due to a $261.7 million increase in average loan balances. We also recognized Paycheck Protection Program (“PPP”) loan fee income of $1.9 million during the third quarter of 2021 compared to $1.7 million recognized during the second quarter of 2021. As compared to the third quarter of 2020, interest income for the third quarter of 2021 increased by $11.2 million, or 61.7%, primarily due to an increase in average loan balances of $833.5 million.

Interest expense totaled $1.1 million for the third quarter of 2021, a slight increase of $72,000, or 6.8%, from the previous quarter, primarily due to a $92.0 million increase in average deposits as deposit costs remained relatively flat. As compared to the third quarter of 2020, interest expense for the third quarter of 2021 decreased by $1.1 million, or 48.2%, primarily due to a 66 basis points decrease in deposit costs coupled with a $40.6 million decrease in higher cost average time deposits.

The net interest margin for the third quarter of 2021 was 4.57% compared to 4.60% for the previous quarter, a decrease of three basis points. The cost of average interest-bearing liabilities for the third quarter of 2021 decreased by 3 basis points to 0.28% compared with the previous quarter, while the yield on average interest-earning assets for the third quarter of 2021 decreased by 4 basis points to 4.75% from 4.79% for the previous quarter. Average earning assets increased by $280.5 million from the previous quarter, primarily due to an increase in average loans of $261.7 million and an $18.7 million increase in average interest-earning cash accounts. Average interest-bearing liabilities increased by $238.3 million from the previous quarter as average interest-bearing deposits increased by $92.0 million and average borrowings increased by $146.3 million. The inclusion of PPP loan average balances, interest and fees had a 23 basis point impact on the yield on average loans and a 22 basis points impact on the net interest margin for the third quarter of 2021.

As compared to the same period in 2020, the net interest margin for the third quarter of 2021 increased by 60 basis points to 4.57% from 3.97%, primarily due to a 63 basis point decrease in the cost of average interest-bearing liabilities of $1.62 billion and an increase of 24 basis points in the yield on average interest-earning assets of $2.45 billion. Average earning assets for the third quarter of 2021 increased by $848.1 million from the third quarter of 2020, primarily due to a $833.5 million increase in average loans and a $55.5 million increase in average interest-earning cash accounts, offset by a $40.0 million decrease in average securities purchased under agreements to resell. Average interest-bearing liabilities for the third quarter of 2021 increased by $665.4 million from the third quarter of 2020, driven by an increase in average interest-bearing deposits of $509.3 million and an increase in average borrowings of $156.1 million.

Noninterest Income

Noninterest income for the third quarter of 2021 was $9.5 million, an increase of $938,000, or 10.9%, from the second quarter of 2021, primarily due to higher mortgage loan fees, mortgage servicing income and gains on sale of SBA loans, partially offset by a decrease in SBA servicing income. During the third quarter of 2021, we recorded a $225,000 fair value adjustment charge on our SBA servicing asset and a $420,000 fair value impairment recovery on our mortgage servicing asset. These servicing asset adjustments had a $0.01 per share impact on our diluted earnings per share for the quarter.

Compared to the same period in 2020, noninterest income for the third quarter of 2021 increased by $1.6 million, or 19.7%, primarily due to the increase in mortgage loan fees and gains on sale of SBA loans, partially offset by a decrease in mortgage and SBA servicing income. Mortgage loan originations totaled $368.8 million during the third quarter of 2021 compared to $120.3 million during the third quarter of 2020. There were no mortgage loan sales during the third quarter of 2021 or 2020.

Noninterest Expense

Noninterest expense for the third quarter of 2021 totaled $13.1 million, an increase of $1.0 million, or 8.4%, from $12.1 million for the second quarter of 2021. This increase was primarily attributable to higher salaries and employee benefits. Compared to the third quarter of 2020, noninterest expense during the third quarter of 2021 increased by $3.0 million, or 29.2%, primarily due to higher salaries and employee benefits and  loan related expenses.

The Company’s efficiency ratio was 34.8% for the third quarter of 2021 compared to 36.2% and 42.5% for the second quarter of 2021 and third quarter of 2020, respectively. For the nine months ended September 30, 2021, the efficiency ratio was 35.6% compared with 43.7% for the same period in 2020.

Income Tax Expense

The Company’s effective tax rate for the third quarter of 2021 was 23.4%, compared to 24.7% for the second quarter of 2021 and 23.7% for the third quarter of 2020.

Balance Sheet

Total Assets

Total assets were $2.75 billion at September 30, 2021, an increase of $232.4 million, or 9.2%, from $2.52 billion at June 30, 2021, and an increase of $1.01 billion, or 58.1%, from $1.74 billion at September 30, 2020. The $232.4 million increase in total assets at September 30, 2021 compared to June 30, 2021 was primarily due to increases in loans of $269.9 million and bank owned life insurance of $22.8 million, partially offset by a decrease in cash and due from banks of $58.3 million and a $2.6 million increase in the allowance for loan losses. The $1.01 billion increase in total assets at September 30, 2021 compared to September 30, 2020 was primarily due to increases in loans of $901.8 million, cash and due from banks of $141.7 million and bank owned life insurance of $23.5 million, partially offset by a $40.0 million decrease in securities purchased under agreements to resell, a $6.0 million decrease in the mortgage servicing asset and an increase in the allowance for loan losses of $7.1 million.

Loans

Loans held for investment were $2.36 billion at September 30, 2021, an increase of $269.9 million, or 12.9%, compared to $2.09 billion at June 30, 2021, and an increase of $901.8 million, or 61.8%, compared to $1.46 billion at September 30, 2020. The increase in loans held for investment at September 30, 2021 compared to June 30, 2021 was primarily due to a $287.8 million increase in residential mortgages, a $27.8 million increase in commercial real estate loans and a $5.5 million increase in construction and development loans, offset by a $52.0 million decrease in commercial and industrial loans primarily due to PPP loan forgiveness. Included in commercial and industrial loans are PPP loans totaling $42.0 million as of September 30, 2021. There were no loans classified as held for sale at September 30, 2021, June 30, 2021 or September 30, 2020.

Deposits

Total deposits were $2.11 billion at September 30, 2021, an increase of $137.0 million, or 6.9%, compared to total deposits of $1.97 billion at June 30, 2021, and an increase of $774.0 million, or 57.9%, compared to total deposits of $1.34 billion at September 30, 2020. The increase in total deposits at September 30, 2021 compared to June 30, 2021 was primarily due to the $22.3 million increase in noninterest-bearing demand deposits, $126.6 million increase in money market accounts and a $12.3 million increase in interest-bearing demand deposits, offset by a $24.6 million increase in time deposits.

Noninterest-bearing deposits were $640.3 million at September 30, 2021, compared to $618.1 million at June 30, 2021 and $460.7 million at September 30, 2020. Noninterest-bearing deposits constituted 30.3% of total deposits at September 30, 2021, compared to 31.3% at June 30, 2021 and 34.4% at September 30, 2020. Interest-bearing deposits were $1.47 billion at September 30, 2021, compared to $1.36 billion at June 30, 2021 and $877.1 million at September 30, 2020. Interest-bearing deposits constituted 69.7% of total deposits at September 30, 2021, compared to 68.7% at June 30, 2021 and 65.6% at September 30, 2020.

Asset Quality

The Company recorded a provision for loan losses of $2.6 million during the third quarter of 2021. Annualized net charge-offs to average loans for the third quarter of 2021 was 0.00%, compared to 0.02% for the second quarter of 2021 and 0.00% for the third quarter of 2020. We continue to include qualitative factors in our allowance for loan losses calculation in light of the continued economic uncertainties caused by the ongoing COVID-19 pandemic and related variants, partially resulting in the increased provision expense recorded during the third quarter of 2021 along with the growth in our loan portfolio. The Company is not required to implement the provisions of the current expected credit losses accounting standard issued by the Financial Accounting Standards Board in the Accounting Standards Update No. 2016-13 until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming assets totaled $13.1 million, or 0.47% of total assets, at September 30, 2021, a decrease of $1.1 million from $14.0 million, or 0.56% of total assets, at June 30, 2021, and a decrease of $4.4 million from $17.5 million, or 1.01% of total assets, at September 30, 2020. The decrease in nonperforming assets at September 30, 2021 compared to June 30, 2021 was primarily due to a $668,000 decrease in nonaccrual loans and a $282,000 decrease in other real estate owned.

Allowance for loan losses as a percentage of total loans was 0.69% at September 30, 2021, compared to 0.66% at June 30, 2021 and 0.64% at September 30, 2020. Excluding outstanding PPP loans of $42.0 million as of September 30, 2021, $93.1 million as of June 30, 2021 and $96.9 million as of September 30, 2020, the allowance for loan losses as a percentage of total loans was 0.71% at September 30, 2021, 0.69% at June 30, 2021 and 0.68% at September 30, 2020. Allowance for loan losses as a percentage of nonperforming loans was 189.44% at September 30, 2021, compared to 147.82% and 54.24% at June 30, 2021 and September 30, 2020, respectively.

COVID-19

As of September 30, 2021, we had two non-SBA commercial customers with outstanding loan balances totaling $8.1 million that were under approved payment deferrals. This is a decline from the active payment deferrals as of June 30, 2021 that were granted to six non-SBA commercial customers with outstanding balances totaling $15.3 million. As of September 30, 2021, we had six SBA loans with outstanding gross loan balances totaling $11.7 million ($2.9 million unguaranteed book balance) that were under approved payment deferrals.

As of October 20, 2021, the SBA had granted forgiveness on (1) PPP loans totaling $93.5 million, or 96.4% of PPP loans funded from the first round of PPP funding under the Coronavirus Aid, Relief and Economic Security Act, and (2) PPP loans totaling $24.8 million, or 39.9% of PPP loans funded under the Economic Aid Act.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, including statements regarding the potential effects of the ongoing COVID-19 pandemic and related variants on our business and financial results and conditions, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods of by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: general business and economic conditions, particularly those affecting the financial services; the impact of the ongoing COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the ongoing COVID-19 pandemic and related variants; changes in the interest rate environment, including changes to the federal funds rate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to, the ongoing COVID-19 pandemic and related variants; changes in tax laws; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the ongoing COVID-19 pandemic and related variants. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
Selected income statement data:
Interest income	$29,324	$25,888	$22,672	$19,839	$18,131	$77,884	$57,770
Interest expense	1,135	1,063	1,138	1,411	2,192	3,336	10,078
Net interest income	28,189	24,825	21,534	18,428	15,939	74,548	47,962
Provision for loan losses	2,579	2,205	1,599	956	1,450	6,383	2,511
Noninterest income	9,532	8,594	8,186	6,138	7,964	26,312	21,073
Noninterest expense	13,111	12,093	10,708	11,077	10,150	35,912	30,023
Income tax expense	5,149	4,728	4,432	3,079	2,918	14,309	9,291
Net income	16,882	14,393	12,981	9,454	9,385	44,256	26,940
Per share data:
Basic income per share	$0.66	$0.56	$0.51	$0.37	$0.37	$1.73	$1.05
Diluted income per share	$0.66	$0.56	$0.50	$0.37	$0.36	$1.71	$1.05
Dividends per share	$0.12	$0.10	$0.10	$0.09	$0.09	$0.32	$0.31
Book value per share (at period end)	$10.84	$10.33	$9.95	$9.54	$9.23	$10.84	$9.23
Shares of common stock outstanding	25,465,236	25,578,668	25,674,573	25,674,573	25,674,067	25,465,236	25,674,067
Weighted average diluted shares	25,729,043	25,833,328	25,881,827	25,870,885	25,858,741	25,805,480	25,774,500
Performance ratios:
Return on average assets	2.61%	2.53%	2.62%	2.14%	2.20%	2.59%	2.17%
Return on average equity	25.23	22.51	21.35	15.78	16.22	23.09	16.10
Dividend payout ratio	18.24	17.95	19.91	24.60	24.78	18.64	29.62
Yield on total loans	5.16	5.21	5.20	5.14	5.05	5.19	5.60
Yield on average earning assets	4.75	4.79	4.85	4.80	4.51	4.79	4.95
Cost of average interest bearing liabilities	0.28	0.31	0.38	0.56	0.91	0.32	1.35
Cost of deposits	0.28	0.29	0.36	0.55	0.94	0.30	1.41
Net interest margin	4.57	4.60	4.60	4.46	3.97	4.59	4.08
Efficiency ratio(1)	34.76	36.19	36.03	45.09	42.46	35.61	43.66
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.00%	0.02%	0.00%	0.04%	0.00%	0.00%	0.00%
Nonperforming assets to gross loans and OREO	0.55	0.67	0.84	1.03	1.19	0.55	1.19
ALL to nonperforming loans	189.44	147.82	98.33	77.40	54.24	189.44	54.24
ALL to loans held for investment	0.69	0.66	0.63	0.62	0.64	0.69	0.64
Balance sheet and capital ratios:
Gross loans held for investment to deposits	112.15%	106.31%	107.33%	110.48%	109.50%	112.15%	109.50%
Noninterest bearing deposits to deposits	30.32	31.30	31.28	31.28	34.44	30.32	34.44
Common equity to assets	10.04	10.50	11.85	12.90	13.63	10.04	13.63
Leverage ratio	10.34	11.14	12.23	13.44	13.44	10.34	13.44
Common equity tier 1 ratio	16.64	17.75	18.97	20.00	21.09	16.64	21.09
Tier 1 risk-based capital ratio	16.64	17.75	18.97	20.00	21.09	16.64	21.09
Total risk-based capital ratio	17.67	18.72	19.88	20.86	21.96	17.67	21.96
Mortgage and SBA loan data:
Mortgage loans serviced for others	$669,358	$746,660	$856,432	$961,670	$1,063,500	$669,358	$1,063,500
Mortgage loan production	368,790	326,507	263,698	194,951	120,337	958,995	289,263
Mortgage loan sales	—	—	—	—	—	—	92,737
SBA loans serviced for others	549,818	549,238	521,182	507,442	500,047	549,818	500,047
SBA loan production	85,265	67,376	80,466	34,631	52,742	233,107	211,088
SBA loan sales	37,984	34,158	22,399	25,505	37,923	94,541	103,128

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$250,995	$309,289	$169,775	$140,744	$109,263
Federal funds sold	2,294	4,644	4,444	9,944	17,268
Cash and cash equivalents	253,289	313,933	174,219	150,688	126,531
Securities purchased under agreements to resell	—	—	—	—	40,000
Securities available for sale (at fair value)	16,507	16,722	18,739	18,117	18,204
Equity securities	993	—	—	—	—
Loans	2,361,705	2,091,767	1,866,785	1,630,344	1,459,899
Allowance for loan losses	(16,445)	(13,860)	(11,735)	(10,135)	(9,339)
Loans less allowance for loan losses	2,345,260	2,077,907	1,855,050	1,620,209	1,450,560
Loans held for sale	—	—	—	—	—
Accrued interest receivable	10,737	10,668	10,515	10,671	7,999
Federal Home Loan Bank stock	12,201	8,451	3,951	6,147	5,723
Premises and equipment, net	13,302	13,557	13,663	13,854	14,083
Operating lease right-of-use asset	9,672	10,078	10,483	10,348	10,786
Foreclosed real estate, net	4,374	4,656	3,844	3,844	282
SBA servicing asset, net	10,916	11,155	10,535	9,643	10,173
Mortgage servicing asset, net	8,593	9,529	11,722	12,991	14,599
Bank owned life insurance	59,061	36,263	36,033	35,806	35,578
Other assets	5,323	4,921	5,606	5,171	5,355
Total assets	$2,750,228	$2,517,840	$2,154,360	$1,897,489	$1,739,873

LIABILITIES
Noninterest-bearing deposits	$640,312	$618,054	$546,164	$462,909	$460,679
Interest-bearing deposits	1,471,515	1,356,777	1,199,756	1,016,980	877,112
Total deposits	2,111,827	1,974,831	1,745,920	1,479,889	1,337,791
Federal Home Loan Bank advances	300,000	200,000	80,000	110,000	100,000
Other borrowings	468	474	479	483	491
Operating lease liability	10,241	10,648	11,048	10,910	11,342
Accrued interest payable	208	202	206	222	310
Other liabilities	51,330	67,431	61,332	51,154	52,843
Total liabilities	$2,474,074	$2,253,586	$1,898,985	$1,652,658	$1,502,777

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	255	256	257	257	257
Additional paid-in capital	51,181	52,924	55,977	55,674	55,098
Retained earnings	224,711	210,910	199,102	188,705	181,576
Accumulated other comprehensive income (loss)	7	164	39	195	165
Total shareholders' equity	276,154	264,254	255,375	244,831	237,096
Total liabilities and shareholders' equity	$2,750,228	$2,517,840	$2,154,360	$1,897,489	$1,739,873

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
Interest and dividend income:
Loans, including Fees	$29,127	$25,728	$22,500	$19,658	$17,880	$77,355	$56,214
Other investment income	196	159	170	164	187	525	1,265
Federal funds sold	1	1	2	17	64	4	291
Total interest income	29,324	25,888	22,672	19,839	18,131	77,884	57,770

Interest expense:
Deposits	968	919	992	1,262	2,046	2,879	9,656
FHLB advances and other borrowings	167	144	146	149	146	457	422
Total interest expense	1,135	1,063	1,138	1,411	2,192	3,336	10,078

Net interest income	28,189	24,825	21,534	18,428	15,939	74,548	47,692

Provision for loan losses	2,579	2,205	1,599	956	1,450	6,383	2,511

Net interest income after provision for loan losses	25,610	22,620	19,935	17,472	14,489	68,165	45,181

Noninterest income:
Service charges on deposit accounts	446	411	373	350	309	1,230	962
Other service charges, commissions and fees	4,147	3,877	3,398	3,223	2,076	11,422	5,322
Gain on sale of residential mortgage loans	—	—	—	—	—	—	2,529
Mortgage servicing income, net	132	(957)	166	(82)	235	(659)	1,390
Gain on sale of SBA loans	3,358	2,845	1,854	1,625	2,265	8,057	4,842
SBA servicing income, net	1,212	1,905	2,133	724	2,931	5,250	5,406
Other income	237	513	262	298	148	1,012	622
Total noninterest income	9,532	8,594	8,186	6,138	7,964	26,312	21,073

Noninterest expense:
Salaries and employee benefits	8,679	6,915	6,699	6,822	6,416	22,293	18,678
Occupancy	1,295	1,252	1,275	1,293	1,302	3,822	3,790
Data Processing	257	283	308	313	287	848	765
Advertising	131	117	145	138	127	393	428
Other expenses	2,749	3,526	2,281	2,511	2,018	8,556	6,362
Total noninterest expense	13,111	12,093	10,708	11,077	10,150	35,912	30,023

Income before provision for income taxes	22,031	19,121	17,413	12,533	12,303	58,565	36,231
Provision for income taxes	5,149	4,728	4,432	3,079	2,918	14,309	9,291
Net income available to common shareholders	$16,882	$14,393	$12,981	$9,454	$9,385	$44,256	$26,940

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$188,296	$111	0.23%	$169,578	$76	0.18%	$132,781	$87	0.26%
Securities purchased under agreements to resell	—	—	—	—	—	—	40,000	61	0.61
Securities available for sale	17,244	86	1.98	17,080	84	1.97	18,161	103	2.26
Total investments	205,540	197	0.38	186,658	160	0.34	190,942	251	0.52
Construction and development	53,871	727	5.35	47,173	615	5.23	33,587	414	4.90
Commercial real estate	507,039	7,648	5.98	510,241	7,344	5.77	476,174	6,547	5.47
Commercial and industrial	102,813	2,576	9.94	146,408	2,558	7.01	139,083	870	2.49
Residential real estate	1,577,276	18,144	4.56	1,275,555	15,180	4.77	757,982	10,002	5.25
Consumer and other	208	32	61.04	179	31	69.46	844	47	22.15
Gross loans(2)	2,241,207	29,127	5.16	1,979,556	25,728	5.21	1,407,670	17,880	5.05
Total earning assets	2,446,747	29,324	4.75	2,166,214	25,888	4.79	1,598,612	18,131	4.51
Noninterest-earning assets	123,888			112,161			96,234
Total assets	2,570,635			2,278,375			1,694,846
Interest-bearing liabilities:
NOW and savings deposits	115,775	59	0.20	107,072	53	0.20	73,299	42	0.23
Money market deposits	757,654	432	0.23	659,173	373	0.23	250,200	341	0.54
Time deposits	506,049	477	0.37	521,217	493	0.38	546,648	1,663	1.21
Total interest-bearing deposits	1,379,478	968	0.28	1,287,462	919	0.29	870,147	2,046	0.94
Borrowings	240,704	167	0.28	94,435	144	0.61	84,564	146	0.69
Total interest-bearing liabilities	1,620,182	1,135	0.28	1,381,897	1,063	0.31	954,711	2,192	0.91
Noninterest-bearing liabilities:
Noninterest-bearing deposits	600,388			561,170			445,970
Other noninterest-bearing liabilities	84,568			78,822			64,045
Total noninterest-bearing liabilities	684,956			639,992			510,015
Shareholders' equity	265,497			256,486			230,120
Total liabilities and shareholders' equity	$2,570,635			$2,278,375			$1,694,846
Net interest income		$28,189			$24,825			$15,939
Net interest spread			4.47			4.48			3.60
Net interest margin			4.57			4.60			3.97

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$161,420	$260	0.22%	$164,287	$986	0.80%
Securities purchased under agreements to resell	—	—	—	37,354	258	0.92
Securities available for sale	17,493	269	2.06	17,747	312	2.35
Total investments	178,913	529	0.40	219,388	1,556	0.95
Construction and development	47,380	1,874	5.29	30,822	1,232	5.34
Commercial real estate	496,957	22,069	5.94	475,036	20,537	5.77
Commercial and industrial	133,703	7,054	7.05	103,680	3,925	5.06
Residential real estate	1,315,043	46,254	4.70	730,283	30,373	5.56
Consumer and other	187	104	74.36	1,233	147	15.93
Gross loans(2)	1,993,270	77,355	5.19	1,341,054	56,214	5.60
Total earning assets	2,172,183	77,884	4.79	1,560,442	57,770	4.95
Noninterest-earning assets	115,784			94,284
Total assets	2,287,967			1,654,726
Interest-bearing liabilities:
NOW and savings deposits	105,139	158	0.20	65,223	125	0.26
Money market deposits	651,158	1,143	0.23	215,875	1,403	0.87
Time deposits	506,445	1,578	0.42	634,657	8,128	1.71
Total interest-bearing deposits	1,262,742	2,879	0.30	915,755	9,656	1.41
Borrowings	141,435	457	0.43	81,191	422	0.69
Total interest-bearing liabilities	1,404,177	3,336	0.32	996,946	10,078	1.35
Noninterest-bearing liabilities:
Noninterest-bearing deposits	548,844			374,310
Other noninterest-bearing liabilities	78,685			59,954
Total noninterest-bearing liabilities	627,529			434,264
Shareholders' equity	256,261			223,516
Total liabilities and shareholders' equity	$2,287,967			$1,654,726
Net interest income		$74,548			$47,692
Net interest spread			4.47			3.60
Net interest margin			4.59			4.08

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$64,140	2.7%	$58,668	2.8%	$52,202	2.8%	$45,653	2.8%	$38,607	2.6%
Commercial Real Estate	503,417	21.2	475,658	22.7	473,281	25.3	477,419	29.2	447,596	30.6
Commercial and Industrial	82,099	3.5	134,076	6.4	166,915	8.9	137,239	8.4	146,880	10.0
Residential Real Estate	1,718,593	72.6	1,430,843	68.1	1,181,385	63.0	974,445	59.6	831,334	56.7
Consumer and other	238	—	169	—	169	—	183	—	505	0.1
Gross loans	$2,368,487	100.0%	$2,099,414	100.0%	$1,873,952	100.0%	$1,634,939	100.0%	$1,464,922	100.0%
Unearned income	(6,782)		(7,647)		(7,167)		(4,595)		(5,023)
Allowance for loan losses	(16,445)		(13,860)		(11,735)		(10,135)		(9,339)
Net loans	$2,345,260		$2,077,907		$1,855,050		$1,620,209		$1,450,560

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Nonaccrual loans	$5,955	$6,623	$9,071	$10,203	$9,730
Past due loans 90 days or more and still accruing	—	—	—	—	—
Accruing troubled debt restructured loans	2,726	2,753	2,863	2,891	7,487
Total non-performing loans	8,681	9,376	11,934	13,094	17,217
Other real estate owned	4,374	4,656	3,844	3,844	282
Total non-performing assets	$13,055	$14,032	$15,778	$16,938	$17,499

Nonperforming loans to gross loans	0.37%	0.45%	0.64%	0.80%	1.18%
Nonperforming assets to total assets	0.47	0.56	0.73	0.89	1.01
Allowance for loan losses to non-performing loans	189.44	147.82	98.33	77.40	54.24

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Balance, beginning of period	$13,860	$11,735	$10,135	$9,339	$7,894	$10,135	$6,839
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(4)	23	(3)	107	(3)	16	(8)
Commercial and industrial	—	60	4	51	—	64	(25)
Residential real estate	—	—	—	—	—	—	—
Consumer and other	(2)	(3)	(2)	2	8	(7)	44
Total net charge-offs/(recoveries)	(6)	80	(1)	160	5	73	11
Provision for loan losses	2,579	2,205	1,599	956	1,450	6,383	2,511
Balance, end of period	$16,445	$13,860	$11,735	$10,135	$9,339	$16,445	$9,339
Total loans at end of period	$2,368,487	$2,099,414	$1,873,952	$1,634,939	$1,464,922	$2,368,487	$1,464,922
Average loans(1)	$2,241,207	$1,979,556	$1,753,691	$1,522,150	$1,407,670	$1,993,270	$1,319,606
Net charge-offs to average loans	0.00%	0.02%	0.00%	0.04%	0.00%	0.00%	0.00%
Allowance for loan losses to total loans	0.69	0.66	0.63	0.62	0.64	0.69	0.64

(1)	Excludes loans held for sale